                                                                   Exhibit 10.65

                                                                  EXECUTION COPY

                 AMERICREDIT FINANCIAL SERVICES OF CANADA LTD.,

                             as Seller and Servicer

                                       and



                       AMERICREDIT CANADA FUNDING TRUST I,

                                   as Borrower

                                 by its trustee

                            CIBC MELLON TRUST COMPANY

                                       and



                    CONGRESS FINANCIAL CORPORATION (CANADA),

                         as Lender and Collateral Agent



                                 LOAN AGREEMENT



                          Osler, Hoskin & Harcourt LLP

                             Barristers & Solicitors

                                Toronto, Ontario

                                TABLE OF CONTENTS

                                                                    PAGE
ARTICLE 1

         DEFINITIONS................................................   1
         1.1      Definitions.......................................   1

ARTICLE 2
         FUNDINGS...................................................   2
         2.1      Funding...........................................   2
         2.2      Interest..........................................   4
         2.3      Optional Prepayments..............................   5

ARTICLE 3
         TERM AND DEFAULT...........................................   6
         3.1      Term of Agreement.................................   6
         3.2      Default...........................................   6

ARTICLE 4
         INDEMNIFICATION............................................   6
         4.1      Indemnity.........................................   6
         4.2      Indemnity for Taxes, Reserves and Expenses........   9
         4.3      Other Costs, Expenses and Related Matters.........  10
         4.4      Taxes.............................................  10
         4.5      Liability of Seller; Indemnities..................  11

ARTICLE 5
         CONDITIONS PRECEDENT.......................................  12
         5.1      Conditions to Effectiveness.......................  12
         5.2      Conditions to Initial Loan Note Funding...........  12

ARTICLE 6
         MISCELLANEOUS..............................................  14
         6.1      Waivers; Amendments...............................  14
         6.2      Notices...........................................  14
         6.3      Governing Law; Submission to Jurisdiction.........  16
         6.4      Counterparts......................................  17
         6.5      Successors and Assigns............................  17
         6.6      Confidentiality Agreement.........................  17
         6.7      Further Assurances................................  18
         6.8      Headings..........................................  18
         6.9      No Recourse.......................................  18

         EXHIBIT A FUNDING NOTICE
         SCHEDULE A TRANSFER NOTICE
         EXHIBIT B FORM OF GRID LOAN NOTE
         SCHEDULE 1 TO GRID LOAN NOTE
         EXHIBIT C FIELD NAMES

                                 LOAN AGREEMENT

THIS LOAN AGREEMENT dated as of April 30, 2002, among CONGRESS FINANCIAL CORPORATION (CANADA), as lender and collateral agent (together with its permitted successors and assigns, the "Lender" or "Collateral Agent", as applicable), AMERICREDIT CANADA FUNDING TRUST I, a trust established under the laws of the Province of Ontario (the "Trust" and, together with its successors and permitted assigns, the "Borrower") by its trustee CIBC MELLON TRUST COMPANY and AMERICREDIT FINANCIAL SERVICES OF CANADA LTD., as Seller and Servicer ("AmeriCredit Canada").

PRELIMINARY STATEMENTS. Subject to the terms and conditions of this Agreement and the Security Agreement, the Borrower desires to obtain funds from the Lender and to evidence the obligation to repay such amounts, together with interest thereon through the issuance of the Loan Note.

Pursuant to the Security Agreement, the Borrower will pledge to the Collateral Agent for the benefit of the Lender its interest in the Collateral, including the Borrower's interest in the Contracts and the Related Security.

In consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

1.1      Definitions

All capitalized terms used herein and not otherwise defined herein shall have the meanings specified in the Security Agreement. The following terms shall have the meanings specified below, and shall include in the singular number the plural and in the plural number the singular:

"Agreement" means this Loan Agreement, as it may from time to time be amended, supplemented or otherwise modified in accordance with the terms hereof.

"Borrower" means AmeriCredit Canada Funding Trust I and its successors and permitted assigns, by its trustee, CIBC Mellon Trust Company.

"Commitment Expiry Date" means initially the Initial Commitment Expiry Date and thereafter means any date to which the facility is thereafter extended in accordance with Section 3.1.

"Excluded Taxes" has the meaning specified therefor in Section 4.4.

"Funding Notice" has the meaning specified therefor in Section 2.1(a).

"Funding Date" means the date of a proposed Funding.

"Indemnified Amounts" has the meaning specified therefor in Section 4.1.

"Indemnified Parties" has the meaning specified therefor in Section 4.1.

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                                      -2-

"Initial Commitment Expiry Date" has the meaning specified therefor in Section 3.1.

"Initial Loan Note Funding" has the meaning specified therefor in Section
2.1(a).

"Loan Note" means the grid note issued to the Collateral Agent on behalf of the Lender pursuant to Section 2.1 hereof, in the form of Exhibit B hereto.

"Security Agreement" means the security agreement, dated as of the date hereof, among the Borrower, the Collateral Agent and AmeriCredit Canada, as Seller and Servicer and individually, as such agreement may be amended, supplemented or otherwise modified from time to time.

"Subsequent Loan Note Funding" means any advance which is made pursuant to
Section 2.1(b) hereof.

"Taxes" has the meaning specified therefor in Section 4.4.

                                    ARTICLE 2
                                    FUNDINGS

2.1      Funding

         (a) Initial Loan Note Funding. Upon the terms and subject to the conditions herein set forth, provided that the Facility Termination Date shall not have occurred, the Lender shall make an initial advance (the "Initial Loan Note Funding") to the Borrower on or after the Closing Date. In connection with the Initial Loan Note Funding, the Borrower shall, by notice in the form of Exhibit A hereto (the "Funding Notice") request such Funding by noon (Toronto time) at least one Business Day prior to the proposed date of such Initial Loan Note Funding. Such notice shall specify the proposed Funding amount (which shall be at least Cdn.$1,000,000) and the proposed date of the Initial Loan Note Funding and shall include the Borrowing Base calculation and a spreadsheet file containing the field names listed in Exhibit C hereto.

         (b) Subsequent Loan Note Fundings. Upon the terms and subject to the conditions herein set forth, provided that the Facility Termination Date shall not have occurred, the Lender shall make subsequent advances from time to time (each, a "Subsequent Loan Note Funding") to the Borrower on or after the Funding Date. In connection with each Subsequent Loan Note Funding, the Borrower shall, by noon (Toronto time) on the Business Day prior to the related Funding Date, provide the Lender with a Funding Notice setting forth the amount of the proposed Subsequent Loan Note Funding, which shall be at least Cdn.$1,000,000 and integral multiples of Cdn.$100,000 in excess thereof (or, to the extent that the then available unused portion of the Facility Limit is less than such amount, such amount) and shall include the Borrowing Base calculation and a spreadsheet file containing the field names listed in Exhibit C hereto.

         (c) Limitation of Liability. By making any advance hereunder, the Lender does not assume nor shall it or the Collateral Agent have any obligations or liabilities under any of the Receivables or with respect to any of the Related Security, all of which shall remain the obligations and liabilities of the Borrower.

         (d) Conditions to Funding. The Lender shall have no obligation to advance any funds to the Borrower in connection with any Funding if on the date of the proposed Funding, (i) the Net Loan Investment after giving effect to the Funding would exceed the Borrowing Base; (ii) the Borrower shall not have given irrevocable instructions to the Lender to direct from proceeds of such Funding, the Cash Reserve Account Required Amount into the Cash Reserve Account; (iii) a Potential Termination Event or a Termination Event shall have occurred and be continuing; (iv) the conditions precedent set forth in Article 5 hereof (to the extent that they apply to such Funding) shall not be satisfied; (v) the representations and warranties in Section 3.1 of the Security Agreement shall not be true and correct on such day; or (vi) the Facility Termination Date shall have occurred.

         (e) Funding Notices Irrevocable. The Funding Notices shall be irrevocable and binding on the Borrower and the Borrower shall indemnify the Lender against any loss or expense incurred by the Lender, either directly or indirectly as a result of any failure by the Borrower to complete the requested Funding including, without limitation, any loss (excluding loss of anticipated profits) or expense incurred by the Lender, either directly or indirectly, by reason of the liquidation or re-employment of funds acquired by the Lender for the Lender to complete the requested Funding.

         (f) Payments. By no later than 1:00 p.m. (Toronto time) on the date of any Funding, the Lender shall remit the amount of such Funding to be advanced by the Lender to the Borrower as set forth in the applicable Funding Notice, as the case may be, to the Borrower's account as directed in the Funding Notice.

         (g)   The Loan Note.

               (i) The Borrower's obligation to pay the principal of and interest on all amounts advanced by the Lender pursuant to any Funding shall be evidenced by a single note of the Borrower (the "Loan Note") payable to the Collateral Agent on behalf of the Lender which shall (1) be dated May 9, 2002; (2) be in the stated principal amount described therein; (3) bear interest as provided herein and therein;
                    (4) be payable to the order of the Collateral Agent on behalf of the Lender and mature on the Settlement Date occurring in the eighth calendar month following the calendar month in which the latest maturing Receivable (determined as of the Facility Termination Date) is scheduled to mature (without regard to extensions subsequently granted on any Receivable by the Borrower); (5) be entitled to the benefit of the Security Agreement; and
                    (6) be substantially in the form of Exhibit B to this Agreement, with blanks appropriately completed in conformity herewith. The Collateral Agent shall, and is hereby authorized to, make a notation on the schedule attached to the Loan Note of the date and the amount of each Funding and the date and amount of the payment of principal thereon; provided, however, that failure to make such

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                                      -4-

                    notation shall not adversely affect the Collateral Agent's rights with respect to the Loan Note.

               (ii) Although the Loan Note shall be dated May 9, 2002, interest in respect thereof shall be payable only for the periods during which amounts are outstanding thereunder.

2.2      Interest

         (a) The Borrower shall pay to the Lender interest on the Net Loan Investment monthly in arrears in respect of each Monthly Period on the Settlement Date immediately following such Monthly Period which interest shall be calculated for each Monthly Period as follows:

               (i) for the portion of such Monthly Period ending prior to the occurrence of a Termination Event,

                               BAR x NLI x ED/365

               (ii) for the portion of such Monthly Period ending on or after the date of occurrence of a Termination Event,

                                PR x NLI x ED/365

               where:

                    BAR = the applicable BA Rate for such Monthly Period

                    NLI = the weighted average Net Loan Investment for the applicable portion of such Monthly Period

                    PR = the applicable Prime Rate plus 3.50% for such Monthly Period

                    ED = the actual number of days in the applicable portion of such Monthly Period during which the Net Loan Investment was outstanding and being funded at the BA Rate or the Prime Rate plus 3.5%, as applicable;

                    provided, that any interest paid on the Net Loan Investment shall not be considered paid by any distribution to the Lender on account of interest to the extent that at any time all or a portion of such distribution is rescinded or must otherwise be returned for any reason.

         (b) Interest on any amount payable to the Lender under this Agreement or any other Transaction Document which is not paid when due shall be calculated daily at a rate per annum equal to the Prime Rate plus 3.5% in the outstanding amount thereof and shall accrue from the due date therefore, until payment in full of such amount. Such interest shall be payable upon demand by the Lender.

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                                      -5-

         (c) Interest payable hereunder shall be calculated on the basis of a three hundred sixty five (365) day year, and actual days elapsed.

         (d) The Lender shall determine the CDOR Rate on the first day of each month for the purposes of calculating the BA Rate for the Monthly Period commencing on such date. The Prime Rate for each Monthly Period and for all other purposes of this Agreement shall be the Prime Rate in effect as of the opening of business on the first day of each month.

         (e) For purposes of disclosure under the Interest Act (Canada), where interest is calculated pursuant hereto at a rate based upon a three hundred and sixty-five (365) or three hundred and sixty
               (360) day year (the "First Rate"), it is hereby agreed that the rate or percentage of interest on a yearly basis is equivalent to such First Rate multiplied by the actual number of days in the year divided by three hundred and sixty-five (365) or three hundred and sixty (360), as applicable.

         (f) In no event shall charges constituting interest payable by the Borrower to the Lender exceed the maximum amount or the rate permitted under any applicable law or regulation, and if any part or provision of this Agreement is in contravention of any such law or regulation, such part or provision shall be deemed amended to conform thereto. Notwithstanding the provisions of this Agreement, in no event shall the aggregate "interest" (as that term is defined in Section 347 of the Criminal Code (Canada)) exceed the effective annual rate of interest on the "credit advanced" (as defined therein) lawfully permitted under Section 347 of the Criminal Code (Canada). The effective annual rate of interest shall be determined in accordance with generally accepted actuarial practices and principles over the term of the applicable Funding, and in the event of a dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by Lender will be conclusive for the purposes of such determination.

         (g) A certificate of an authorized signing officer of the Lender as to each amount and/or each rate of interest payable hereunder from time to time shall be conclusive evidence of such amount and of such rate, absent manifest error.

         (h) For greater certainty, whenever any amount is payable under this Agreement or any other Transaction Document by Borrower as interest or as a fee which requires the calculation of an amount using a percentage per annum, each party to this Agreement acknowledges and agrees that such amount shall be calculated as of the date payment is due without application of the "deemed reinvestment principle" or the "effective yield method". As an example, when interest is calculated and payable monthly, the rate of interest payable per month is 1/12 of the stated rate of interest per annum.

2.3      Optional Prepayments

The Borrower may prepay the Fundings made to it, in whole or in part, without premium or penalty, upon at least three (3) Business Days' irrevocable notice to the Lender specifying the date and amount of prepayment, or upon less notice provided that if less than three (3) Business Days' notice is provided to the Lender the Borrower shall be responsible for the reasonable breakage costs incurred by the Lender as a result of such prepayment. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest thereon calculated at the then applicable rate hereunder.

                                    ARTICLE 3
                                TERM AND DEFAULT

3.1      Term of Agreement

The initial term of this Agreement and the facility described herein shall be 364 days from the Closing Date (the "Initial Commitment Expiry Date"). The Borrower may, by written request (an "Extension Request") to the Lender delivered at least sixty days preceding each anniversary of the then applicable Commitment Expiry Date, request that the Lender extend the Commitment Expiry Date then in effect by a further 364 day period. The Lender shall notify the Borrower and AmeriCredit Canada no later than 5:00 p.m., Toronto time, on the date which is thirty days after delivery of an Extension Request, of whether the Lender agrees to extend the Commitment Expiry Date by 364 days. If the Lender has failed to notify the Borrower and AmeriCredit Canada within such 30 day period its consent shall be deemed to have been denied. If the Lender agrees in writing to so extend a Commitment Expiry Date by 364 days, then such Commitment Expiry Date shall automatically be so extended.

3.2      Default

The Borrower shall be in default under this Agreement upon the occurrence of any Termination Event and the Collateral Agent may with the consent of the Lender and shall upon the direction of the Lender subsequently declare that the Facility Termination Date shall have occurred (in which case the Facility Termination Date shall be deemed to have occurred), provided that automatically upon the commencement or occurrence of any Insolvency Event with respect to the Seller (without the requirement for passage of time or giving of notice) the Facility Termination Date shall occur, and the Collateral Agent may accelerate the obligations owing to the Lender hereunder or under the Loan Note and may exercise the other rights and remedies set out in the Security Agreement and the other Transaction Documents and, in the case of a Servicer Termination Event, the Servicing Agreement and may exercise all other rights and remedies provided after default under the applicable PPSA and under other applicable law, which rights and remedies shall be cumulative.

                                    ARTICLE 4
                                 INDEMNIFICATION

4.1      Indemnity

Without limiting any other rights which the Lender may have hereunder or under applicable law, each of the Borrower and AmeriCredit Canada agrees to jointly and severally indemnify the Lender, the Collateral Agent and any permitted assigns and their respective agents, officers, directors and employees (collectively, "Indemnified Parties") from and against any and all claims, damages, expenses, losses and liabilities (including Legal Costs) (all of the foregoing being collectively referred to as "Indemnified Amounts") awarded against or incurred by any of them in any action or proceeding between the Borrower, AmeriCredit Canada and any of the Indemnified Parties or between any of the Indemnified Parties and any third party or otherwise

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                                      -7-

arising out of or as a result of this Agreement, the Loan Note or the other Transaction Documents or any other transactions contemplated hereby or thereby excluding, however, (i) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of an Indemnified Party or (ii) recourse for uncollectible Receivables or (iii) (except as otherwise specifically provided in this Agreement) any income (including withholding) taxes or franchise taxes or capital taxes. Such Indemnified Amounts shall be paid in accordance with the Security Agreement. Without limiting, or being limited by the generality of the foregoing, but subject to the exclusions set forth in the second preceding sentence, each of the Borrower and AmeriCredit Canada shall indemnify each Indemnified Party from and against any and all Indemnified Amounts relating to or resulting from:

         (a) any representation or warranty made by the Borrower, Seller or AmeriCredit Canada under or in connection with this Agreement, the Security Agreement, any other Transaction Document, any Funding Notice, Servicer's Report (to the extent prepared by AmeriCredit Canada as Servicer) or any other information or report delivered by the Borrower or AmeriCredit Canada pursuant hereto or thereto, which shall have been false or incorrect in any material respect when made or deemed made;

         (b) the failure by the Borrower, AmeriCredit Canada, Seller, AmeriCredit Financial Services, Inc. or the Temporary Custodian to comply with any applicable law, rule or regulation with respect to the Collateral, or the nonconformity of any portion of the Collateral with any such applicable law, rule or regulation;

         (c) the failure to vest and maintain vested in the Collateral Agent a first priority perfected security interest in the Collateral, free and clear of any Adverse Claim;

         (d) the failure to file, or any delay in filing, financing statements or other similar instruments or documents under the PPSA or Uniform Commercial Code as adopted by the State of Texas with respect to all or any part of the Collateral which failure has an adverse effect on the validity, perfected status or priority of the security interest granted to the Collateral Agent under the Security Agreement;

         (e) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable not being legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of services related to such Receivable or the furnishing or failure to furnish such services;

         (f) any products liability claim or personal injury or property damage suit or other similar or related claim or action of whatever sort arising out of or in connection with related merchandise or services which are the subject of any Receivable including any losses attributable to the failure of the Obligor to insure the Financed Vehicle;

         (g) the transfer of an ownership interest in any Receivable to the Borrower other than an Eligible Receivable;

(h) the failure by the Borrower, AmeriCredit Canada, Seller, AmeriCredit Financial Services, Inc. or the Temporary Custodian to comply with any term, provision or covenant contained in this Agreement, the Security Agreement or any of the other Transaction Documents to which it is a party or to perform any of its respective duties under the Receivables or the Contracts;

(i) the acceptance or administration of the Trust by any Indemnified Party and the performance of such Indemnified Party's duties under the Transaction Documents except for any Indemnified Amounts that are conclusively determined by a judicial proceeding to have been incurred by such Indemnified Party as a result of such Indemnified Party's wilful misconduct, bad faith or gross negligence;

(j) the failure of the Borrower, AmeriCredit Canada, Seller, AmeriCredit Financial Services, Inc. or the Temporary Custodian to pay when due any material taxes owing by the Borrower, including without limitation, any income or capital taxes owing by the Borrower and any sales, excise or personal property taxes owing by the Borrower payable in connection with any of the Receivables or Related Security;

(k) any repayment by any Indemnified Party of any amount previously distributed in reduction of Net Loan Investment which such Indemnified Party believes in good faith is required to be made;

(l) the commingling by the Borrower, the Seller or AmeriCredit Canada of Collections in respect of Receivables at any time with other funds;

(m) any action taken by the Borrower, the Seller or AmeriCredit Canada in the enforcement or collection of any Receivable or Related Security;

(n)  the use of the proceeds of any Funding;

(o) the failure of any Receivable to be an Eligible Receivable as of its Receivables Purchase Date, the failure of any information contained in a Servicer's Certificate (to the extent prepared by AmeriCredit Canada as Servicer) to be true and correct, or the failure of any other information provided to the Borrower with respect to the Collateral Interest or this Agreement to be true and correct;

(p) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Purchased Receivable or the Related Security (including, without limitation, a defense based on such Purchased Receivable or Related Security not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the Obligor's use of the proceeds of the loan evidenced by the Purchased Receivable or relating to collection activities with respect to such Receivable (if such collection activities were performed by the Seller or any of its Affiliates acting as Servicer or by any agent or independent contractor retained by the Seller or any of its Affiliates); or

     (q) any claim, investigation, litigation or proceeding arising out of or in connection with the Receivables or the Related Security.

4.2  Indemnity for Taxes, Reserves and Expenses

     (a) If after the date hereof, the adoption of any Law or guideline or any amendment or change in the administration, interpretation or application of any existing or future Law or guideline by any Governmental Authority charged with the administration, interpretation or application thereof, or the compliance with any guideline, directive or request of any Governmental Authority (in the case of any guideline, directive or request, whether or not having the force of
          Law):

          (i) shall subject any Indemnified Party to any tax, duty or other charge (other than a tax on income (including withholding tax (except as otherwise specifically provided in this Agreement) or franchise tax) with respect to this Agreement, the Security Agreement, the Net Loan Investment, the maintenance or financing of the Loan Note, the Collateral or payments of amounts due hereunder, or shall change the basis of taxation of payments to any Indemnified Party of amounts payable in respect of this Agreement, the Security Agreement, the Net Loan Investment, the Collateral, the maintenance or financing of the Loan Note, or payments of amounts due hereunder or its obligation to advance funds otherwise in respect of this Agreement, the Security Agreement, the Net Loan Investment, the maintenance or financing of the Loan Note, the Collateral (except for changes in Excluded Taxes);

          (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Indemnified Party or shall impose on any Indemnified Party any other condition affecting this Agreement, the Security Agreement, the Net Loan Investment, the payments of amounts due hereunder or under the Security Agreement or the Loan Note or its obligation to advance funds otherwise in respect of this Agreement, the Net Loan Investment or the Collateral or the maintenance or financing of the Loan Note or the Collateral; or

          (iii) imposes upon any Indemnified Party any other expense (including, without limitation, any loss of margin, Legal Costs, and expenses of litigation or preparation therefor in contesting any of the foregoing but not including a tax on income (including withholding tax (except as otherwise specifically provided in this Agreement) or franchise tax) with respect to this Agreement, the Security Agreement, the Net Loan Investment, the maintenance or financing of the Loan Note or the Collateral, the payments of amounts due hereunder, under the Loan Note or the Security Agreement or its obligation to advance funds otherwise in respect of this Agreement, the Security Agreement, the Net Loan Investment or the Collateral

          and the result of any of the foregoing is to increase the cost to or to reduce the amount of any sum received or receivable by such Indemnified Party with respect to this Agreement, the Security Agreement, the Loan Note, the Net Loan Investment, the Collateral, the obligations hereunder, the funding of any purchases, then within 10 days after demand by the Lender, either the Borrower or Servicer shall pay to the Lender such additional amount or amounts as will compensate such Indemnified Party for such increased cost or reduction.

     (b) The Lender will promptly notify the Borrower and Servicer of any event of which it has knowledge, occurring after the date hereof, which will entitle an Indemnified Party to compensation pursuant to this Section
          4.2. A notice by the Lender claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, the Lender may use any reasonable averaging and attributing methods.

4.3  Other Costs, Expenses and Related Matters

Each of the Borrower and AmeriCredit Canada agrees, upon receipt of a written invoice, to pay or cause to be paid, and to save the Lender and the Collateral Agent harmless against liability for the payment of, all reasonable out-of-pocket expenses (including, without limitation, all reasonable Legal Costs, accountants' and other third parties' fees and expenses, any filing fees and expenses incurred by officers or employees of the Lender) incurred by or on behalf of the Lender or the Collateral Agent (i) subject to the terms and conditions of the Fee Letter, in connection with the negotiation, execution, delivery and preparation of this Agreement, the Loan Note, and the Security Agreement and any other Transaction Document and the transactions contemplated hereby and thereby; and (ii) from time to time (a) relating to any amendments, waivers or consents under this Agreement, the Loan Note, the Security Agreement and any other Transaction Document, (b) arising in connection with the Lender's, or its agent's enforcement or preservation of rights (including, without limitation, the perfection and protection of the Collateral Agent's security interest in the Collateral), (c) arising in connection with any dispute, disagreement, litigation or preparation for litigation involving this Agreement or any other Transaction Document, or (d) arising in connection with any transfer of Receivables under the Master Receivables Purchase Agreement or the Servicing Agreement.

4.4  Taxes

Except as otherwise required by applicable law, all payments made hereunder by the Borrower and AmeriCredit Canada (each a "payor") to the Collateral Agent or the Lender shall be made free and clear of and without deduction for or on account of any present or future taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority on the Collateral Agent or the Lender (or any assignee of such party) (such non-excluded items being called "Taxes"), but excluding any taxes, fees, duties, withholdings or other charges (i) imposed on or measured by the net income or capital of the Lender or the Collateral Agent by the jurisdictions under the laws of which the Lender or the Collateral Agent is organized, is resident or carries on business or (ii) imposed as a result of a change of residence of the Lender or the Collateral Agent (or any assignee of such Person) for tax purposes other than any change of residency of the Lender or the Collateral Agent which is the result of an assignment by the Lender or the Collateral Agent to an affiliate of the Lender or the Collateral Agent following the occurrence of a Termination Event ("Excluded Taxes"). In the event that any withholding or deduction from any payment made by the payor hereunder is required in respect of any Taxes, then such payor shall:

     (a) pay directly to the relevant authority the full amount required to be so withheld or deducted;

     (b) promptly forward to the Collateral Agent or the Lender an official receipt or other documentation satisfactory to the Collateral Agent or the Lender, as applicable, evidencing such payment to such authority; and

     (c) pay to the Collateral Agent or the Lender, as applicable, such additional amount or amounts as is necessary to ensure that the net amount after payment of all Taxes imposed by any relevant jurisdiction on any additional amounts payable under this Section 4.4 actually received by the Collateral Agent or the Lender, as applicable, will equal the full amount such Collateral Agent or Lender, as applicable, would have received had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against the Collateral Agent or the Lender, as applicable, with respect to any payment received by the Collateral Agent or the Lender hereunder, the Collateral Agent or the Lender, as applicable, may pay such Taxes and the payor will promptly pay such additional amounts (including any penalties, interest or expenses) as shall be necessary in order that the net amount received by the recipient after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount the Collateral Agent or the Lender would have received had such Taxes not been asserted.

If the payor fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Collateral Agent or the Lender, as applicable, the required receipts or other required documentary evidence, the payor shall indemnify the Collateral Agent or the Lender, as applicable, for any incremental Taxes, interest, or penalties that may become payable by the Collateral Agent or the Lender as applicable, as a result of any such failure.

If the Collateral Agent or the Lender, as applicable, determines that any credit or deduction received by it is reasonably allocable to any Taxes paid or reimbursed by the payor under this Section 4.4, the Collateral Agent or the Lender, as applicable, shall pay the amount of such credit or deduction to the payor.

4.5  Liability of Seller; Indemnities

     (a) The Seller (in its capacity as such) shall be liable hereunder only to the extent of the obligations in this Agreement and the other Transaction Documents specifically undertaken by the Seller and the representations made by the Seller herein and therein;

     (b) The Seller shall indemnify the Trustee and the Collateral Agent, and their respective officers, directors, agents and employees against any and all loss, liability or expense, (other than overhead and expenses incurred in the normal course of business) incurred by each of them in connection with the acceptance or administration of the Trust and the performance of their duties under the

          Transaction Documents other than if such loss, liability or expense is conclusively determined by a judicial proceeding to have been incurred by the Trustee or the Collateral Agent as a result of any such entity's wilful misconduct, bad faith or gross negligence; and

     (c) Indemnification under this Article shall survive the termination of the Transaction Documents or the resignation and removal of the Trustee and the Collateral Agent and shall include, without limitation, reasonable fees and expenses of counsel and expenses of litigation. If the Seller has made any indemnity payments pursuant to this Article and the recipient thereafter collects any of such amounts from others, the recipient shall promptly repay such amounts collected to the Seller without interest.

                                   ARTICLE 5
                              CONDITIONS PRECEDENT

5.1  Conditions to Effectiveness

On or prior to the date of execution hereof, the Borrower shall deliver to the Lender the following documents, instruments and fees all of which shall be in a form and substance acceptable to the Collateral Agent:

     (a) An executed copy of this Agreement, the Security Agreement, the Master Receivables Purchase Agreement, the Servicer Guarantee, the Servicing Agreement, the Loan Note and each of the other Transaction Documents (other than any Hedging Arrangement, the Interim Custodian Agreement or the Temporary Custodian Agreement).

     (b) Any fees or amounts due and payable on the Closing Date in accordance with the Fee Letter.

     (c) Such other documents, approvals, consents, instruments, certificates or opinions as the Lender shall reasonably request.

5.2  Conditions to Initial Loan Note Funding

The obligation of the Lender to make the Initial Loan Note Funding hereunder is subject to (i) satisfaction of the conditions precedent set forth in Section 5.1 hereof and Section 2.1(a) (including conditions referenced in Exhibit II thereof) of the Master Receivables Purchase Agreement and (ii) receipt by the Collateral Agent of the following documents, all of which shall be in a form and substance acceptable to the Collateral Agent:

     (a)  A certified copy of the authorizing resolutions of the Trustee.

     (b)  Either:

          (i) (A) A favourable opinion of Jenkens and Gilchrist, Texas counsel for the Seller, as to perfection by possession in the State of Texas in a form satisfactory to the Collateral Agent and as to such other matters as the Collateral Agent may reasonably request; and

               (B) An executed copy of the Interim Custodian Agreement and the Temporary Custodian Agreement; or

          (ii) (A) Acknowledgement or duplicate registration copies of proper financing statements and other similar documents or instruments, with registration particulars stamped thereon, naming the Lender as secured party and the Borrower as debtor and duly filed on or before the date of the initial funding under the PPSA in Ontario and under the Uniform Commercial Code as adopted by the State of Texas;

               (B) Executed copies of all financing statements, financing change statements, discharge and releases, if any, necessary to discharge or release all security interests and other rights or interests of any Person in the Collateral, together with copies of the relevant financing change statements or other discharge statements or releases with the registration particulars stamped thereon or other assurance satisfactory to the Collateral Agent.

               (C) Such assurances as the Collateral Agent may reasonably require to evidence that no prior perfected secured creditor of the Borrower or Seller other than those providing discharges or releases referred to in paragraph (i) above, has any interest in the Collateral.

               (D) Completed PPSA search results, dated on or before the date of the initial Funding, listing the financing statements referred to in Paragraph (b) above and all other effective financing statements filed in the jurisdictions referred to in Paragraph (b) above that name the Borrower as debtor.

     (c)  Evidence of the establishment of the Trust Accounts.

     (d) An executed copy of the Trust Declaration and a certified copy of the Administration Agreement.

     (e) An executed copy of the account control agreement among AmeriCredit Canada, the Collateral Agent and The Bank of Nova Scotia.

     (f)  An executed Funding Notice.

     (g) A Certificate of the Servicer certifying the accuracy of the representations and warranties made by it and the absence of any Termination Event or Servicer Termination Event.

                                   ARTICLE 6
                                  MISCELLANEOUS

6.1  Waivers; Amendments

     (a) No failure or delay on the part of the Lender or Collateral Agent in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law.

     (b) The following steps may only be taken by and with the written consent of the Collateral Agent and the Lender:

          (i) an amendment to, or waiver under, this Agreement or any other Transaction Document;

          (ii)  the waiver of any Termination Event or Servicer Termination
                Event;

          (iii) after the occurrence of a Termination Event, declaring the Facility Termination Date to have occurred; and

          (iv) replacing AmeriCredit Canada as Servicer and AmeriCredit US as Custodian after the occurrence of a Servicer Termination Event.

6.2  Notices

Except as provided below, all communications, reports and notices provided for hereunder shall be in writing (including telecopy or electronic facsimile transmission or similar writing) and shall be given to the other party at its address or telecopy number set forth below or at such other address or telecopy number as such party may hereafter specify for the purposes of notice to such party. Each such notice or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section 6.2 and confirmation is received, (ii) if given by mail, three
(3) Business Days following such posting, if postage prepaid, or if sent via U.S. certified or registered mail, (iii) if given by overnight courier, one (1) Business Day after deposit thereof with a national overnight courier service, or
(iv) if given by any other means, when received at the address specified in this
Section 6.2.

     If to the Lender or the Collateral Agent:

     Congress Financial Corporation (Canada)
     141 Adelaide Street West
     Suite 1500
     Toronto, Ontario
     M5H 3L9

     Attention:   Enza Augusta
     Telephone: (416) 364-6401
     Telecopy:  (416) 364-8165
          with a copy to:

          Wachovia Securities
          Asset-Backed Finance - Investment Management
          301 S. College St.
          Charlotte, NC 28288-0610

          Attention: Tim MacPhail

          Telephone: (704) 383-5127
          Facsimile: (704) 383-6162

          If to the Borrower:

          AmeriCredit Canada Funding Trust I
          c/o AmeriCredit Financial Services of Canada Ltd., as Administrator 1 Robert Speck Parkway
          Suite 1420
          Mississauga, Ontario
          L4Z 3M3

          Attention:  Treasurer

          Telephone: (905) 804-8258
          Facsimile: (905) 804-8095

          with a copy to:

          CIBC Mellon Trust Company, as Trustee
          320 Bay Street, P.O. Box 1
          Toronto, Ontario M5H 4A6

          Attention: Manager, Corporate Trust Services

          Telecopy:  (416) 643-5570


          Payment Information:

          [BANK]
          ABA _________
          Account __________
          Reference __________

          with a copy to:

          AmeriCredit Financial Services of Canada Ltd.
          801 Cherry Street
          Suite 3900
          Fort Worth, Texas 76102

          Attention: Treasurer

          Telephone: (817) 302-7022
          Telecopy:  (817) 302-7942

     If to AmeriCredit Canada:

     AmeriCredit Financial Services of Canada Ltd.
     1 Robert Speck Parkway
     Suite 1420
     Mississauga, Ontario
     L4Z 3M3

     Attention:  Treasurer

     Telephone:  (905) 804-8258
     Telecopy:   (905) 804-8095

     with a copy to:

     AmeriCredit Financial Services of Canada Ltd.
     801 Cherry Street
     Suite 3900
     Fort Worth, Texas 76102

     Attention:  Treasurer

     Telephone:  (817) 302-7022
     Telecopy:   (817) 302-7942


6.3  Governing Law; Submission to Jurisdiction

     (a) This Agreement shall be governed by, and construed in accordance with, the law of the Province of Ontario (without giving effect to the conflict of laws principles thereof).

     (b) Any legal action or proceeding with respect to this agreement may be brought in the courts of the Province of Ontario and by execution and delivery of this Agreement, each of the Borrower, the Collateral Agent, the Lender, AmeriCredit Canada, the Seller, the Servicer and the Administrator consents, for itself and in respect of its property, to the non-exclusive jurisdiction of those courts. Each of the Borrower, the Collateral Agent, the Lender, AmeriCredit Canada, the Seller, the Servicer and the Administrator irrevocably waives, to the maximum extent permitted by law, any objection, including any objection to the laying of venue or based on the grounds of forum non convenience, which it may now or hereafter have to the bringing of any action or proceeding in such jurisdiction in respect of this Agreement or any document related hereto. The Borrower, the Collateral Agent, the Lender, AmeriCredit Canada, the Seller, the Servicer and the Administrator each waive personal service of any claim, notice of motion or application, summons, complaint or other process, which may be made by any other means permitted by Ontario law.

6.4  Counterparts

This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement.

6.5  Successors and Assigns

     (a) This Agreement shall be binding on, and inure to the benefit of the Borrower and AmeriCredit Canada, and their respective successors and assigns; provided, however, that neither AmeriCredit Canada, nor the Borrower may assign any of its rights or delegate any of its duties hereunder or under the Master Receivables Purchase Agreement or under any of the other Transaction Documents to which it is a party without the prior written consent of the Lender.

     (b) Neither the Collateral Agent nor the Lender may assign its rights and obligations under or in this Agreement or the other Transaction Documents to any Person other than an Eligible Institution without the prior written consent of the Borrower, AmeriCredit Canada and the Servicer, provided, however that after the occurrence of a Termination Event the assignee may be any Person and no such consent shall be required.

     (c) The Lender may at any time grant to one or more Persons which shall be Eligible Institutions (each a "Participant") participating interests in this Agreement or the Loan Note; provided however that participations may be granted to any Person after the occurrence of a Termination Event. In the event of any such grant by the Lender of a participating interest to a Participant, the Lender shall remain responsible for the performance of its obligations hereunder and neither the Borrower nor AmeriCredit Canada shall have any obligation to deal with any Participant hereunder. The Borrower and AmeriCredit Canada each agree that each Participant shall be entitled to the benefits of all representations, warranties, covenants, agreements and indemnities of the Borrower or AmeriCredit Canada made or contained in this Agreement, all of which may be enforced by the Lender for the benefit of itself and such participants.

6.6  Confidentiality Agreement

(a) Each of the Borrower and AmeriCredit Canada hereby agrees that it will not disclose the contents of this Agreement or any other proprietary or confidential information of the Lender or the Collateral Agent to any other Person except (i) its auditors and attorneys, employees or financial advisors (other than any commercial bank which is not an Affiliate of the Lender) and any nationally recognized rating agency, provided such auditors, attorneys, employees, financial advisors or rating agencies are informed of the highly confidential nature of such information or (ii) as otherwise required (x) by applicable law, (y) under any applicable securities legislation, in connection with an offering of securities issued by the Borrower or an Affiliate thereof, or (z) by order of a court of competent jurisdiction.

(b) Each of the Lender and Collateral Agent hereby agrees that it will not disclose the contents of this Agreement or any other proprietary or confidential information of the Borrower or AmeriCredit to any other Person except (i) its auditors and attorneys, employees or financial advisors (other than any commercial bank which is not an Affiliate of the Lender) and any nationally recognized rating agency, provided such auditors, attorneys, employees, financial advisors or rating agencies are informed of the highly confidential nature of such information or (ii) as otherwise required (x) by applicable law or (y) by order of a court of competent jurisdiction.

6.7      Further Assurances

Each of the Borrower and AmeriCredit Canada agrees to do such further acts and things and to execute and deliver to the Lender or the Collateral Agent such additional assignments, agreements, powers and instruments as are required by the Lender to carry into effect the purposes of this Agreement, the Loan Note, the Security Agreement or the other Transaction Documents or to better assure and confirm unto the Lender or the Collateral Agent its rights, powers and remedies hereunder or thereunder.

6.8      Headings

Section headings used in this Agreement are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

6.9      No Recourse

It is expressly understood and agreed by the parties hereto that this Agreement will be conclusively deemed to have been executed by the Administrator on behalf of the Trustee only in its capacity as trustee of the Borrower and that (i) any and all of the representations, warranties, undertakings, covenants, indemnities, agreements and other obligations made on the part of the Trustee herein are made and intended not as personal representations, warranties, undertakings, covenants, indemnities, agreements and other obligations by the Trustee or for the purpose or with the intention of binding the Trustee in its personal capacity, but are made and intended for the purpose of binding only the property and assets of the Borrower or a specific portion thereof; (ii) no property or assets of the Trustee, whether owned beneficially by it in its personal capacity or otherwise (other than the Trust Fund, as such term is defined in the Trust Declaration), will be subject to levy, execution or other enforcement procedures with regard to any of the representations, warranties, undertakings, covenants, indemnities, agreements and other obligations of the Borrower or the Trustee hereunder; and (iii) no recourse may be had or taken, directly or indirectly against the Trustee in its personal capacity, any beneficiary of the Borrower or any incorporator, Affiliate, shareholder, director, officer, representative, employee or agent of the Trustee or any predecessor or successor of the Trustee with regard to the representations, warranties, undertakings, covenants, indemnities, agreements and other obligations of the Borrower or the Trustee hereunder.

6.10     Limitation of Liability

The Lender shall not have any liability to the Borrower (whether in tort, contract, equity or otherwise) for losses suffered by the Borrower in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Agreement or any other Transaction Document, or any act, omission or event occurring in connection herewith or therewith except to the extent that the losses were the result of acts or omissions constituting gross negligence or wilful misconduct by the Lender.

         IN WITNESS OF WHICH, the Parties have caused this Loan Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                       AMERICREDIT CANADA FUNDING TRUST I, by its Trustee CIBC MELLON TRUST COMPANY, by AMERICREDIT FINANCIAL SERVICES OF CANADA LTD. as Administrator

                       By:____________________________________

                          Name:
                          Title:

                       By:____________________________________

                          Name:
                          Title:


                       AMERICREDIT FINANCIAL SERVICES OF CANADA LTD., as Seller and initial Servicer

                       By:____________________________________

                          Name:
                          Title:

                       By:____________________________________

                          Name:
                          Title:

                       CONGRESS FINANCIAL CORPORATION (CANADA), in its capacity as Lender and as Collateral Agent

                       By:____________________________________

                          Name:
                          Title:

                          By:_________________________________

                          Name:
                          Title:

                                    EXHIBIT A
                                 FUNDING NOTICE

To:   CONGRESS FINANCIAL CORPORATION (CANADA)

From: AMERICREDIT CANADA FUNDING TRUST I (the "Borrower")

Re: Loan Agreement dated April 30, 2002 (the "Loan Agreement") among AmeriCredit Financial Services of Canada Ltd. ("AmeriCredit Canada"), as seller and servicer, AmeriCredit Canada Funding Trust I, a trust established under the laws of the Province of Ontario (the "Trust" and together with its successors and permitted assigns, the "Borrower") by its trustee CIBC Mellon Trust Company, and Congress Financial Corporation (Canada), as lender and collateral agent (the "Lender")

--------------------------------------------------------------------------------

1. This Funding Notice is made pursuant to Section 2.1 of the Loan Agreement. Capitalized terms used but not defined in this Funding Notice shall have the meanings ascribed to such terms in the Loan Agreement.

2. The Borrower requests that the Lender provide the following Funding on the Funding Date to the Person, and at the location, set out below:

Funding amount:               $__________________________

Funding Date:                 ___________________________

Funding directed to:     Bank of Nova Scotia

                         S.W.I.F.T. address: NOSCCATT

                         Financial Institution Code: 002

                         Transit: 80002

                         Account #: 0163122

                         AmeriCredit Financial Services of Canada Ltd.

3. The above Funding amount has been based upon the following Borrowing Base determination as of the date hereof:

      (a)   Facility Limit=                $_________________________

      (b)   (AOB + Collections) x CPPP=    $_________________________

          Where as of the date hereof
          AOB =                             Aggregate Outstanding Balance of all Eligible
                                            Receivables =     $________________________

          Collections =                     aggregate amount of Principal  Collections on
                                            deposit in the Collection Account = $______

                                            ______________

          CPPP =                            Cash Purchase Price Percentage =____________%

4. The Borrower is making this request in connection with the acquisition by the Borrower of the Contracts identified in paragraph 5 hereof and the Related Security.

5. The Contracts subject to this Funding Notice are set out in Schedule A to the Transfer Notice related to this Funding Request, a copy of which is attached hereto as Schedule A.

6.    The Borrower hereby confirms that all of the conditions set forth in
      Section 2.1(d) of the Loan Agreement have been satisfied.

7. The representations and warranties of the Borrower contained in the Transaction Documents are true and correct on and as of the date hereof.

8. No Termination Event or Potential Termination Event has occurred and is continuing as of the date hereof.

9. The Balance of the Cash Reserve Account is $_________ and after giving effect to the Funding, the Cash Reserve Required Amount will be $________.

Dated this ______ day of _________________, 200___.


                                           AMERICREDIT CANADA FUNDING
                                           TRUST I, by its Trustee, CIBC MELLON
                                           TRUST COMPANY, by AMERICREDIT
                                           FINANCIAL SERVICES OF CANADA
                                           LTD. as Administrator

                                           By:__________________________________
                                              Name
                                              Title:


                                           By:__________________________________

                                   SCHEDULE A
                                 TRANSFER NOTICE

                                    EXHIBIT B
                             FORM OF GRID LOAN NOTE

                                Toronto, Ontario

                             ________________, 2002

     FOR VALUE RECEIVED, the undersigned, AMERICREDIT CANADA FUNDING TRUST I (the "Issuer"), by its trustee CIBC MELLON TRUST COMPANY, promises to pay to the order of CONGRESS FINANCIAL CORPORATION (CANADA), as Collateral Agent, on behalf of the Lender, on the date specified in Section 2.1(g)(i)(4) of the Loan Agreement (as hereinafter defined), at the address set out in Section 6.2 of the Loan Agreement, in lawful money of Canada and in immediately available funds, the principal amount of One Hundred Million Dollars ($100,000,000), or, if less, the aggregate unpaid principal amount of all Fundings made by the Lender to the Issuer pursuant to the Loan Agreement and to pay interest at such office, in like money, from the date hereof on the unpaid principal amount of such Fundings from time to time outstanding at the rates and on the dates specified in the Loan Agreement and the Security Agreement.

     The Collateral Agent is authorized to record, on the schedules annexed hereto and made a part hereof or on other appropriate records of the Collateral Agent, the date and the amount of each Funding made by the Lender, each continuation thereof, the funding period for such Funding and the date and amount of each payment or prepayment of principal thereof. Any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided that the failure of the Collateral Agent to make any such recordation (or any error in such recordation) shall not affect the obligations of the Issuer hereunder, under the Loan Agreement or under the Security Agreement in respect of the Fundings.

     This Grid Loan Note is the Loan Note referred to in the Loan Agreement, dated as of April 30, 2002 (as amended, supplemented, or otherwise modified and in effect from time to time, the "Loan Agreement"), among the Lender, the Issuer, AmeriCredit Financial Services of Canada Ltd. and Congress Financial Corporation (Canada), as collateral agent for the Lender (in such capacity, the "Collateral Agent"), and is entitled to the benefits thereof. Capitalized terms used herein and not defined herein have the meanings given them in the Loan Agreement.

     This Grid Loan Note is subject to optional prepayment as provided in the Loan Agreement.

     Upon the occurrence of a Termination Event, the Lender shall have all of the remedies specified in the Loan Agreement and the Security Agreement. The Issuer hereby waives presentment, demand, protest and all notices of any kind except to the extent prescribed by law.

THIS GRID LOAN NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE PROVINCE OF ONTARIO.

                                       AMERICREDIT CANADA FUNDING
                                       TRUST I by its Trustee, CIBC MELLON
                                       TRUST COMPANY, by its Administrator,
                                       AmeriCredit Financial Services of Canada
                                       Ltd.

                                       By:______________________________________
                                          Name:
                                          Title:

                                       By:______________________________________
                                          Name:
                                          Title:

                                  SCHEDULE 1 TO
                                 GRID LOAN NOTE

          Principal        Interest        Prepayment       Notation By
                                                            -----------
             of              on               of
          Fundings         Fundings         Fundings
          --------         --------         --------

Date

                                    EXHIBIT C
                                   FIELD NAMES

1.   Contract Number

2.   Obligor Name

3.   Amount Financed

4.   Original Term

5.   Interest Rate/APR

6.   Current Outstanding Balance

7.   Remaining Term

8.   Monthly Payment

9.   Current Days Delinquent

10.  VIN Number